                                  Exhibit 4.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          VIMRx PHARMACEUTICALS INC.

          The undersigned, the President of VIMRx PHARMACEUTICALS INC., a Delaware corporation (the "Corporation"), does hereby execute the following Amended and Restated Certificate of Incorporation pursuant to Sections 242(b) and 245 of the Delaware General Corporation Law:

          1.   The name of the Corporation is:

                          VIMRx PHARMACEUTICALS INC.

          2. The Corporation was originally incorporated under the name of "Cellular Immunology Corporation" and the original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on December 30, 1986.

          3. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirely as follows:

          "FIRST:  The name of the Corporation is:

                    VIMRx PHARMACEUTICALS INC.

          SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
The name of its registered agent at such address is The Corporation Trust
Company.

          THIRD:   The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may, now or hereafter, be organized under the Delaware General Corporation Law ("Delaware Law").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Forty Million (40,000,000), all of which shall be common stock with a par value of $.001.

          FIFTH:   Except to the extent otherwise specifically provided in the
Bylaws of the Corporation, the Board of Directors may adopt, amend or repeal the Bylaws of the Corporation.

          SIXTH:   No election of directors of the Corporation need be by
written ballot unless the Bylaws of the Corporation so provide.

          SEVENTH: The Corporation shall, to the fullest extent permitted by

Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. The Corporation shall advance expenses to the fullest extent permitted by said Section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          EIGHTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director shall be personally liable to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director.
Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

          NINTH:   Neither the amendment or repeal of Articles SEVENTH or
EIGHTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with such Articles shall adversely affect any right or protection existing under such Articles at the time of such amendment, repeal or adoption."

          4. The seven million nine hundred forty seven thousand seven hundred twenty-four (7,947,724) shares of common stock, $.01 par value, of the Corporation presently issued and outstanding are hereby converted and changed into an aggregate of four million seven hundred sixty thousand four hundred twenty-one (4,760,421) issued and outstanding shares of the new class of common stock, $.001 par value, of the Corporation at the rate of .59896544 new shares of $.001 par value for each outstanding share of $.01 par value, rounded up to the next whole share with respect to the aggregate number of newly converted shares to be issued to each holder of record of $.01 par value shares, all such newly converted shares to be restricted from sale, assignment or transfer prior to August 31, 1991, the certificates for such shares to be legended accordingly, and any purported sale, assignment or transfer prior to such date to be void and of no force or effect.

          5. The foregoing amendment to the Certificate of Incorporation of the Corporation was adopted by vote of the Board of Directors and the written consent of the holders of a majority of the outstanding capital stock of the Corporation in accordance with Sections 228, 242 and 245 of the Delaware Law. Prompt notice thereof has been given to those stockholders who have not so consented in writing, in accordance with Section 228 of the Delaware Law.

          IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of July, 1990.


                                                  /s/ Richard F. Maradie
                                                  ------------------------------
                                                  Richard F. Maradie
                                                  President





Attest:    /s/ Barbara Freides
           ---------------------------
           Barbara Freides
           Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          VIMRx PHARMACEUTICALS INC.


                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware


          VIMRx Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is VIMRx Pharmaceuticals Inc. and the name under which the Corporation originally was incorporated is Cellular Immunology Corporation.

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 30, 1986.

          3. The Amended and Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented, is hereby further amended by striking out "Article FOURTH" and substituting in lieu thereof a new "Article FOURTH" changing the authorized capital stock of the Corporation to read as follows:

          "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Sixty Million (60,000,000), all of which shall be common stock with a par value of $.001."

          4. The amendment to the Amended and Restated Certificate of Incorporation, herein certified has been duly adopted in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested by its Secretary this 12th day of June, 1993.

                                             VIMRx PHARMACEUTICALS INC.


                                             By   /s/ Richard I. Podell
                                                ------------------------------
                                                    Richard I. Podell
                                                    President



Attest:

By:   /s/ Lowell S. Lifschultz
    --------------------------------
        Lowell S. Lifschultz
        Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          VIMRx PHARMACEUTICALS INC.


                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware


          VIMRx Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is VIMRx Pharmaceuticals Inc. and the name under which the Corporation originally was incorporated is "Cellular Immunology Corporation."

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 30, 1986.

          3. The Amended and Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article IV" and substituting in lieu thereof a new "Article IV" changing the authorized capital stock of the Corporation to read as follows:

          "FOURTH:

          The authorized capitol stock of the Corporation shall consist of one hundred twenty million (120,000,000) shares, consisting of one hundred twenty million (120,000,000) shares of Common Stock, each having a par value of $.001 (the "Common Stock")."

          4. The amendment to the Certificate of Incorporation herein certified has been duly adopted in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by a duly authorized officer of the Corporation and attested by its Secretary this 20th day of June, 1996.

                                        VIMRx PHARMACEUTICALS INC.


                                        By:  /s/ Richard L. Dunning
                                           -------------------------------------
                                             Richard L. Dunning, President
                                             and Chief Executive Officer


Attest:

By:   /s/ Lowell S. Lifschultz
   ------------------------------
      Lowell S. Lifschultz
      Secretary

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                      and
                               REGISTERED OFFICE

          VIMRx PHARMACEUTICALS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is The Corporation Trust Company and the present registered office of the corporation is in the county of New Castle.

          The Board of Directors of VIMRx PHARMACEUTICALS INC. adopted the following resolution on the 6th of February, 1997.

          RESOLVED, that the registered office of the Corporation in the State of Delaware be and it hereby is changed to 2751 Centerville Road in the City of Wilmington, County of New Castle and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and VIMRx PHARMACEUTICAL INC. shall be and is hereby constituted and appointed the registered agent of this corporation at the above address of its registered office.

IN WITNESS WHEREOF, VIMRx PHARMACEUTICALS INC. has caused this statement to be signed by Richard L. Dunning, its President this 10th day of March, 1997.

                                             By:  /s/ Richard L. Dunning
                                                ------------------------------
                                                  Richard L. Dunning
                                                  President

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          VIMRx PHARMACEUTICALS INC.

                             _____________________

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                             _____________________

     VIMRx Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is VIMRx Pharmaceuticals Inc. and the name under which the Corporation originally was incorporated was "Cellular Immunology Corporation."

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 13, 1986.

          3. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article IV" and substituting in lieu thereof a new "Article IV" changing the authorized capital stock of the Corporation to read as follows:

     "FOURTH:

     A. The authorized capital stock of the Corporation shall consist of one hundred twenty million one hundred fifty thousand (120,150,000) shares, consisting of one hundred twenty million (120,000,000) shares of Common Stock, each having a par value of $.001 (the "Common Stock"), and one hundred fifty thousand (150,000) shares of Preferred Stock, each having a par value of $.001 (the "Preferred Stock").

     B. The Board of Directors hereby creates and establishes and authorizes the issuance of a first series of preferred stock, such series to consist of 150,000 shares of this Corporation's authorized and unissued Preferred Stock, each share having a par value of $.001, and the Board of Directors hereby fixes the designation of such series as "Series A Cumulative Convertible Preferred Stock" (hereinafter referred to as the "Preferred Stock") and fixes the number of shares constituting such series at 150,000, and hereby determines the powers, preferences, rights, qualifications, limitations and restrictions of such series as follows:

                                  Section 1.
                                   Dividends

     (a) The holders of the Preferred Stock shall be entitled to receive dividends thereon at the rate of 6% of the Liquidation Preference (as defined in Section 2) per share per annum, (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) as and when declared by the Board of Directors, before any dividend or distribution shall be declared, set apart for, or paid upon the Common Stock of the Corporation, which dividend shall be payable in additional shares of Preferred Stock, each valued at their Liquidation Preference. The dividends on the Preferred Stock shall be cumulative, so that if the Corporation fails in any fiscal year to pay such dividends on all of the issued and outstanding Preferred Stock, such deficiency in the dividends shall be fully paid before any dividends or distributions shall be paid on or set apart for the Common Stock. All dividends and distributions on the Preferred Stock shall be made pro rata per share to all holders of Preferred Stock; provided, however, that, notwithstanding the foregoing, until all cumulative dividends on the Preferred Stock shall have been fully paid, all dividends and distributions on the Preferred Stock shall be made ratably to the holders thereof in proportion to the respective amounts that would be payable on such shares if such dividend arrearages were paid in full. Such dividends shall accrue annually on the anniversary of the Original Issuance Date (as defined in Section 3(d)).

     (b) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

                                  Section 2.
                              Liquidation Rights

     (a)  Treatment at Liquidation, Dissolution or Winding Up.

          (i) Except as otherwise provided in Section 2(b) below, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class of the corporation's capital stock, an amount equal to $1,000 per share of Preferred Stock (the "Liquidation Preference,") which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event affecting such shares), and shall include any accrued but unpaid dividends.

          (ii) After payment shall have been made in full to the holders of Preferred Stock pursuant to Section 2(a)(i) hereof or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Preferred Stock to be available for such payment, the remaining assets of the Corporation shall be distributed ratably to the holders of Common Stock to the exclusion of the Preferred Stock.

          (iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Preferred Stock of all amounts distributable to them under Section 2(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

     (b) Treatment of Reorganizations, Consolidations, Mergers and Sales of Assets. A consolidation or merger of the Corporation with or into another unaffiliated corporation or a sale of all or substantially all of the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 2, but shall result in conversion of the Preferred Stock into Common Stock as set forth in Section 3(c).

     (c) Distributions Other Than Cash. The value of any distribution provided for in this Section 2, or portion thereof, payable in property other than cash shall be the fair value (as determined by the Board of Directors in good faith) of such property at the time of such distribution.

                                  Section 3.
                                  Conversion

     The holders of Preferred Stock shall have conversion rights (the "Conversion Rights") and the Preferred Stock shall be subject to conversion, as follows:

     (a) Right to Convert; Conversion Price. Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after eighteen (18) months after the Original Issuance Date (as defined in Section 3(d) below), at the office of the Corporation or any transfer agent for the Preferred Stock, into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder of Preferred Stock (the "Conversion Price") shall initially be the highest average of closing bid prices per share of Common Stock on the principal market on which such Common Stock trades for any sixty (60) consecutive trading day period commencing with the Original Issuance Date and ending on the date which is eighteen (18) months from such date, but in no event shall such Conversion Price be less than $5.50 or greater than $7.50. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Preferred Stock is convertible, as hereinafter provided. The right of conversion with respect to any shares of Preferred Stock which the Corporation redeems pursuant to Section 5(a) hereof shall terminate at the close of business on the Redemption Date (as defined in Section 5 of this Certificate of Designations), unless the Corporation shall default in the payment of the redemption price for such shares of Preferred Stock, in which case such termination shall occur upon payment of the redemption price of such shares.

     (b) Mechanics of Conversion; Dividends; Fractional Shares. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. At the time of each conversion of shares of Preferred Stock, the Corporation shall also issue shares of Common Stock in an amount equal to all dividends declared and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to occur, valued at the Conversion Price. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (c)  Automatic Conversion.

          (i) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price:

               (1) on the date which is seven (7) years after the Original Issuance Date; or

               (2) immediately prior to the effective time of any merger, sale of assets, reorganization or like event in which the Corporation is not the surviving entity (if such event occurs prior to eighteen months from the Original Issuance Date, then the Conversion Price shall be equal to the fair value of the consideration to be received by the holder of a share of Common Stock, as determined in good faith by the Corporation's Board of Directors, but in no event greater than $7.50), or

               (3) upon the written election of the holders of not less than a majority in voting power of the then outstanding shares of Preferred Stock to require such mandatory conversion.

          (ii) Upon the occurrence of an event specified in Section 3(c)(i) hereof, all shares of Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate(s) representing such shares are surrendered to the Corporation or the transfer agent for the Preferred Stock; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate(s) evidencing such shares of Preferred Stock being converted are either delivered to the Corporation or the transfer agent for the Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith ("Indemnity Agreement"), except that such holder shall not be required to provide any indemnity bond. Upon the automatic conversion of Preferred Stock, each holder of Preferred Stock shall surrender the certificate(s) representing such holder's shares of Preferred Stock or the aforesaid Indemnity Agreement at the office of the Corporation or of the transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate(s), a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

     (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date on which shares of the Preferred Stock are first issued (the "Original Issuance Date") effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issuance Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (e)  Adjustment for Certain Dividends and Distributions.

          (1) In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

               (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (2) For the purposes of Section 3(e)(1) hereof, the total number of shares of Common Stock deemed to be issued and outstanding shall include (i) all shares of Common Stock issuable on conversion of all shares of Preferred Stock outstanding and (ii) all shares of Common Stock issued and outstanding and entitled to receive such dividend.

     (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, including a cash dividend, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation and/or cash that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for herein during such period.

     (g) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3(c), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (h)  [INTENTIONALLY OMITTED]

     (i) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

          (1) Subject always to Section 3(i)(5), in the event that at any time or from time to time after the Original Issuance Date, through and including the date which ends eighteen (18) months after the Original Issuance Date, but not thereafter, the corporation shall issue any shares of Common Stock or securities convertible into or exercisable to purchase shares of Common Stock ("Additional Shares of Common Stock") excluding shares issued upon a stock split or combination as provided in Section 3(d) or as a dividend or distribution as provided in Sections 3(e) or (f)), without consideration or for a consideration per share less than the Conversion Price in effect on the date of, and immediately prior to, the issuance or deemed issuance of such Additional Shares of Common Stock, (which shall include the assumed conversion of all convertible securities and the assumed exercise of all convertible securities or rights to purchase shares of Common Stock in accordance with the terms of such convertible securities or rights to purchase Common Stock), then and in such event, the applicable Conversion Price then in effect shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction:

               (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue plus (y) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect on the date of, and immediately prior to, the issuance or deemed issuance of such Additional Shares of Common Stock, and

               (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued or deemed to be issued.

          (2) For the purposes of Section 3(i)(1) hereof, all shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding immediately prior to any issue of Additional Shares of Common Stock, or any event with respect to which Additional Shares of Common Stock shall be deemed to be issued, shall be deemed to be outstanding; and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3(i)(l) such Additional Shares of Common Stock shall be deemed to be outstanding.

          (3) Notwithstanding anything to the contrary contained herein, the applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 3(i)(1) hereof at such time if the amount of such reduction would be an amount less than $. 01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

          (4) Determination of Consideration. For purposes of this Section 3(i), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (i)  Cash and Property:  Such consideration shall:

                    (A) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

               (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(i)(1), relating to options, warrants or rights to purchase Common Stock, and convertible securities, shall be determined by dividing (W) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such options or convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such options or the conversion or exchange of such convertible securities, or in the case of options for convertible securities, the exercise of such options for convertible securities and the conversion or exchange of such convertible securities, by (X) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or the conversion or exchange of such convertible securities. (5)Notwithstanding any other provision of this Section 3(i), there shall be no deemed issuance of Additional Shares of Common Stock upon (A) issuance of any shares of Preferred Stock as a dividend on the Preferred Stock, (B) conversion of any Preferred Stock, (C) exercise of any options or warrants issued and outstanding on the Original Issuance Date, (D) grant or exercise of any options to purchase Common Stock pursuant to the Corporation's Stock Option Plan as in effect on the Original Issuance Date or any subsequent amendment thereof which is approved by the Corporation's stockholders pursuant to Securities and Exchange Commission regulations, or (E) the sale for cash of no more than 3,333,334 shares of Common Stock for aggregate gross proceeds of no more than $10,000,000, at a gross per-share price of no less than $3.00. In the event that the gross per-share sale price of a share of Common Stock under Section 3(i)(5)(E) shall be less than $3.00, then the difference between $3.00 and the actual gross per-share sale price shall be subtracted from the Conversion Price utilized in the calculation set forth in Section 3(i)(1)(A)(y).

     (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Preferred Stock.

     (k) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (l) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Preferred Stock.

     (m) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer to a name other than that of the holder of such Preferred Stock.

                                  Section 4.
                                 Voting Rights

     Except as otherwise required by law or by Section 7, the holders of Preferred Stock shall not have the right to vote on any matter submitted to a vote of the stockholders of the Corporation. With respect to all questions as to which, under law, stockholders are entitled to vote by classes, the holders of Preferred Stock shall vote together as a single class separately from the holders of Common Stock.

                                  Section 5.
                         No Reissuance Preferred Stock

     No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                                  Section 6.
                              Protective Covenant

     The Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the then issued and outstanding shares of Preferred Stock, amend its Certificate of Incorporation to provide for the creation or issuance of any class or series of capital stock which shall rank pari passu or senior to the Preferred Stock in priority to receive the liquidation preference on the Preferred Stock."

     4. The amendment to the Certificate of Incorporation herein certified has been duly adopted in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Richard L. Dunning, its President, and attested by Lowell S. Lifschultz, its Secretary, as of this 16th day of December, 1997.

                                              VIMRx PHARMACEUTICALS INC.


                                              By:  /s/ Richard L. Dunning
                                                 -------------------------------
                                                   Richard L. Dunning
                                                   President and Chief Executive
                                                   Officer

Attest:


By:  /s/ Lowell S. Lifschultz
   ------------------------------
    Lowell S. Lifschultz
    Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           VIMRX PHARMACEUTICALS INC.

                  ============================================

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                  ==============================================

     VIMRX Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is VIMRX Pharmaceuticals Inc. and the name under which the Corporation originally was incorporated was "Cellular Immunology Corporation."

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 13, 1986.

          3. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article I" and substituting in lieu thereof a new "Article I" changing the name of the Corporation to read as follows:

          "FIRST:   The name of the Corporation is:
                    Nexell Therapeutics Inc."

          4. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article IV" and substituting in lieu thereof a new "Article IV" changing the authorized capital stock of the Corporation to read as follows:

          "FOURTH

     A. The authorized capital stock of the Corporation shall consist of one hundred sixty-one million, one hundred fifty thousand (161,150,000) shares, consisting of one hundred sixty million (160,000,000) shares of Common Stock, each having a par value of $.001 (the "Common Stock"), and one million, one hundred fifty thousand (1,150,000) shares of Preferred Stock, each having a par value of $.001 (the "Preferred Stock").

     B. The Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by letter or descriptive words. All series of Preferred Stock shall rank equally and be identical in all respects except as provided by this Article FOURTH or in a resolution of the Board of Directors providing for the issuance of any series of Preferred Stock.

     C. Authority is hereby expressly vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of each such series to fix by the resolution or resolutions providing for the issue of shares thereof the designations, preferences, limitations and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation:

          (1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of the Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) from time to time by a resolution or resolutions of the Board of Directors, all subject to the conditions or restrictions set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock;

          (2) the dividend rate payable on shares of such series, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividend shall bear to the dividends payable on any other class or classes or any other series of capital stock (except as otherwise expressly provided in this Certificate of Incorporation), and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

          (3) whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

          (4) the amount or amounts payable upon the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the preferences or relation which such payments shall bear to such payments made on any other class or classes or any other series of capital stock (except as otherwise expressly provided in this Certificate of Incorporation);

          (5) whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation, or any series thereof, or for any other series of the same class of capital stock of the Corporation or for debt of the Corporation evidenced by an instrument of indebtedness, and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (6) whether the holders of shares of such series shall have any right or power to vote or to receive notice of any meeting of stockholders, either generally or as a condition to specified corporate action; and

          (7) any other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be permitted by the laws of the State of Delaware and as shall not be inconsistent with this Article FOURTH.

     D. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as a part of another series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock.

     E. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, or in subsection H of this Article FOURTH, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

     F. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amounts to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

     G. The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

     H. The Board of Directors hereby creates and establishes and authorizes the issuance of a first series of preferred stock, such series to consist of 150,000 shares of this Corporation's authorized and unissued Preferred Stock, each share having a par value of $.001, and the Board of Directors hereby fixes the designation of such series as "Series A Cumulative Convertible Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock") and fixes the number of shares constituting such series at 150,000, and hereby determines the powers, preferences, rights, qualifications, limitations and restrictions of such series as follows:

                                  SECTION 1.
                                  DIVIDENDS

     (a) The holders of the Series A Preferred Stock shall be entitled to receive dividends thereon at the rate of 6% of the Liquidation Preference (as defined in Section 2) per share per annum, (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares) as and when declared by the Board of Directors, before any dividend or distribution shall be declared, set apart for, or paid upon the Common Stock of the Corporation, which dividend shall be payable in additional shares of Series A Preferred Stock, each valued at their Liquidation Preference. The dividends on the Series A Preferred Stock shall be cumulative, so that if the Corporation fails in any fiscal year to pay such dividends on all of the issued and outstanding Series A Preferred Stock, such deficiency in the dividends shall be fully paid before any dividends or distributions shall be paid on or set apart for the Common Stock. All dividends and distributions on the Series A Preferred Stock shall be made pro rata per share to all holders of Series A Preferred Stock; provided, however, that, notwithstanding the foregoing, until all cumulative dividends on the Series A Preferred Stock shall have been fully paid, all dividends and distributions on the Series A Preferred Stock shall be made ratably to the holders thereof in proportion to the respective amounts that would be payable on such shares if such dividend arrearages were paid in full. Such dividends shall accrue annually on the anniversary of the Original Issuance Date (as defined in Section 3(d)).

     (b) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

                                   SECTION 2.
                               LIQUIDATION RIGHTS

     (a)  Treatment at Liquidation, Dissolution or Winding Up.

          (i) Except as otherwise provided in Section 2(b) below, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class of the corporation's capital stock, an amount equal to $1,000 per share of Series A Preferred Stock (the "Liquidation Preference"), which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or other similar event affecting such shares), and shall include any accrued but unpaid dividends.

          (ii) After payment shall have been made in full to the holders of Series A Preferred Stock pursuant to Section 2(a)(i) hereof or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series A Preferred Stock to be available for such payment, the remaining assets of the Corporation shall be distributed ratably to the holders of Common Stock to the exclusion of the Series A Preferred Stock.

          (iii) If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of Series A Preferred Stock of all amounts distributable to them under Section 2(a)(i) hereof, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

     (b) Treatment of Reorganizations, Consolidations, Mergers and Sales of Assets. A consolidation or merger of the Corporation with or into another unaffiliated corporation or a sale of all or substantially all of the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 2, but shall result in conversion of the Series A Preferred Stock into Common Stock as set forth in Section 3(c).

     (c) Distributions Other Than Cash. The value of any distribution provided for in this Section 2, or portion thereof, payable in property other than cash shall be the fair value (as determined by the Board of Directors in good faith) of such property at the time of such distribution.

                                  SECTION 3.
                                  CONVERSION

     The holders of Series A Preferred Stock shall have conversion rights (the "Conversion Rights") and the Series A Preferred Stock shall be subject to conversion, as follows:

     (a) Right to Convert; Conversion Price. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after June 17, 1999, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder of Series A Preferred Stock (the "Conversion Price") shall initially be $2.75. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series A Preferred Stock is convertible, as hereinafter provided. The right of conversion with respect to any shares of Series A Preferred Stock which the Corporation redeems pursuant to
Section 5(a) hereof shall terminate at the close of business on the Redemption Date (as defined in Section 5 of this Certificate of Designations), unless the Corporation shall default in the payment of the redemption price for such shares of Series A Preferred Stock, in which case such termination shall occur upon payment of the redemption price of such shares.

     (b) Mechanics of Conversion; Dividends; Fractional Shares. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. At the time of each conversion of shares of Series A Preferred Stock, the Corporation shall also issue shares of Common Stock in an amount equal to all dividends declared and unpaid on the shares of Series A Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to occur, valued at the Conversion Price. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     (c)  Automatic Conversion.

          (i) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price on the earliest of:

               (1)  December 17, 2004; or

               (2) immediately prior to the effective time of any merger, sale of assets, reorganization or like event in which the Corporation is not the surviving entity (if such event occurs prior to June 17, 1999, then the Conversion Price shall be equal to the fair value of the consideration to be received by the holder of a share of Common Stock, as determined in good faith by the Corporation's Board of Directors, but in no event greater than $2.75), or

               (3) upon the written election of the holders of not less than a majority in voting power of the then outstanding shares of Series A Preferred Stock to require such mandatory conversion.

          (ii) Upon the occurrence of an event specified in Section 3(c)(i) hereof, all shares of Series A Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate(s) representing such shares are surrendered to the Corporation or the transfer agent for the Series A Preferred Stock; provided, however, that the Corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate(s) evidencing such shares of Series A Preferred Stock being converted are either delivered to the Corporation or the transfer agent for the Series A Preferred Stock, or the holder notifies the Corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith ("Indemnity Agreement"), except that such holder shall not be required to provide any indemnity bond. Upon the automatic conversion of Series A Preferred Stock, each holder of Series A Preferred Stock shall surrender the certificate(s) representing such holder's shares of Series A Preferred Stock or the aforesaid Indemnity Agreement at the office of the Corporation or of the transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate(s), a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series A Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

     (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after December 17, 1997 (the "Original Issuance Date") effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issuance Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (e)  Adjustment for Certain Dividends and Distributions.

          (1) In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

               (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (2) For the purposes of Section 3(e)(1) hereof, the total number of shares of Common Stock deemed to be issued and outstanding shall include (i) all shares of Common Stock issuable on conversion of all shares of Series A Preferred Stock outstanding and (ii) all shares of Common Stock issued and outstanding and entitled to receive such dividend.

     (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, including a cash dividend, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation and/or cash that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for herein during such period.

     (g) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3(c), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of Series A Preferred Stock.

     (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (j) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Series A Preferred Stock.

     (k) Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of any shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer to a name other than that of the holder of such Series A Preferred Stock.

                                  SECTION 4.
                                 VOTING RIGHTS

     Except as otherwise required by law or by Section 7, the holders of Series A Preferred Stock shall not have the right to vote on any matter submitted to a vote of the stockholders of the Corporation. With respect to all questions as to which, under law, stockholders are entitled to vote by classes, the holders of Series A Preferred Stock shall vote together as a single class separately from the holders of Common Stock.

                                  SECTION 5.
                   NO REISSUANCE OF SERIES A PREFERRED STOCK

     No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                                  SECTION 6.
                              PROTECTIVE COVENANT

     The Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the then issued and outstanding shares of Series A Preferred Stock, amend its Certificate of Incorporation or adopt a resolution of the Board of Directors to provide for the creation or issuance of any class or series of capital stock which shall rank pari passu or senior to the Series A Preferred Stock in priority to receive the liquidation preference on the Series A Preferred Stock."

          5. The amendment to the Certificate of Incorporation herein certified has been duly adopted in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate signed by its President and Chief Executive Officer and attested by its Secretary this 25th day of May, 1999.

                                   VIMRX PHARMACEUTICALS INC.

                                   By:   /s/ Richard L. Dunning
                                      ------------------------------------------
                                         Richard L. Dunning
                                         President and Chief Executive Officer
Attest:

By:   /s/ Lowell S. Lifschultz
   -------------------------------
     Lowell S. Lifschultz
     Secretary

                          Certificate of Designation

                             _____________________

                     Setting Forth "Resolution Designating
                Series B Cumulative Convertible Preferred Stock
                  and Fixing Preferences and Rights Thereof"
                     Adopted by the Board of Directors of
                           Nexell Therapeutics Inc.

               Pursuant to the Provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended

     We, the undersigned, L. William McIntosh and William A. Albright, Jr., respectively the President and Secretary of Nexell Therapeutics Inc., a Delaware corporation (hereinafter sometimes referred to as the "Corporation"), hereby certify as follows:

          First: That under the provisions of Article Fourth of the Certificate of Incorporation of the Corporation the total number of shares which the Corporation may issue is 160,000,000 shares of Common Stock, par value $0.001 per share and 1,150,000 shares of Preferred Stock, par value $0.001 per share, of which 150,000 shares have been previously designated Series A Cumulative Convertible Preferred Stock and under said Certificate of Incorporation, as amended (the "Certificate of Incorporation"), authority is expressly vested in the Board of Directors from time to time to issue the Preferred Stock by series and in connection with the creation of each such series to fix by the resolution or resolutions providing for the issue of shares thereof the designations, preferences, limitations and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, to the full extent permitted by the Certificate of Incorporation and the laws of the State of Delaware.

          Second: That the Board of Directors of the Corporation pursuant to the authority so vested in it by Article Fourth of the Certificate of Incorporation, and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, as amended, adopted on November 9, 1999 the following resolution creating a series of Preferred Stock of 80,000 shares designated as "Series B Cumulative Convertible Preferred Stock," which resolution has not been amended, modified, rescinded or revoked and is in full force and effect on the date hereof.

                   "Resolution of the Board of Directors of
                     Nexell Therapeutics Inc. designating
               `Series B Cumulative Convertible Preferred Stock'
                  and Fixing Preferences and Rights Thereof"

     Be It Resolved, that, pursuant to authority expressly granted to and vested in the Board of Directors of Nexell Therapeutics Inc., hereinafter called the "Corporation", by the provisions of the Certificate of Incorporation the Board of Directors of the Corporation hereby fixes the number of shares, the designation, voting powers, rights on liquidation or dissolution, and other preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designations, preferences and relative rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to the Series B Preferred Stock) as follows:

     Section 1. Designation and Number; Classification. The series of Preferred Stock established hereby shall be designated as the Series B Cumulative Convertible Preferred Stock (herein called the "Series B Preferred Stock") which shall have a par value of $0.001 per share and the authorized number of the shares of such series shall be 80,000, which authorized number shall not be subject to increase. The Series B Preferred Stock is the second series of preferred stock of the Corporation and shall rank equally with the Series A Preferred Stock as to preference in payment of dividends and in distributions of assets in liquidation, dissolution and winding-up. The Series A Preferred Stock and the Series B Preferred Stock shall be of the same class.

     Section 2. Dividends. Except in the case of distributions in liquidation, dissolution or winding up of the affairs of the Corporation provided for in
Section 3 below, the holders of the Series B Preferred Stock shall be entitled to receive cumulative cash dividends at the rate of 3% of the Liquidation Preference provided in Section 3 hereof per annum (computed on the basis of a 360-day year of twelve 30-day months) per share, such dividends to be payable semi-annually on each November 24 and May 24 in each year commencing May 24, 2000 (each such semi-annual dividend period being hereinafter referred to as a "Dividend Period" and each such dividend payment date being hereinafter referred to as a "Dividend Payment Date") and shall accrue on a daily basis whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If the Corporation shall fail to pay in cash the accrued dividends payable on or within 10 business days after any Dividend Payment Date, to the extent permitted by applicable law, an additional amount shall thereafter accrue on such accrued but unpaid dividends which shall be computed at the rate of 6% per annum on the amount of such accrued but unpaid dividends from the Dividend Payment Date on which the Corporation shall have failed to pay such accrued but unpaid dividends to the date on which such accrued but unpaid dividends shall be paid in full in cash. In addition, the holders of the Series B Preferred Stock shall be entitled to receive cash dividends in the amount per share determined by multiplying the amount per share at any time distributed in cash on shares of Common Stock by the number of shares of Common Stock at the time issuable upon conversion of a share of Series B Preferred Stock (such distribution being hereinafter referred to as the "Common Equivalent Dividend"), payable on the date that distributions shall be paid or set apart for any shares of Common Stock. In no event shall any dividend be paid or declared, nor shall any distribution be made on the Corporation's Common Stock, Series A

Preferred Stock or preferred stock of any other class or series unless (i) all dividends on the Series B Preferred Stock for all past periods shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment, and (ii) Common Equivalent Dividends as set forth above are declared and paid on the Series B Preferred Stock at or prior to such time. In addition, upon any conversion of shares of Series B Preferred Stock in accordance with the provisions of Section 6, all accrued dividends and other amounts, if any, payable on the Series B Preferred Stock shall be paid in cash, including dividends for the portion of any Dividend Period in which such conversion shall have occurred. The Corporation covenants and agrees that dividends on the Series B Preferred Stock shall be declared at the annual rate of 3% of the Liquidation Preference per share and shall be paid in cash on each Dividend Payment Date unless the Corporation is prevented by operation of law from the declaration or payment of such dividend.

     Section 3. Preference in Liquidation, Dissolution or Winding-Up. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders ratably with the holders of the Series A Preferred Stock, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock or stock of any other class an amount equal to $1,000.00 per share of Series B Preferred Stock (as adjusted to reflect stock splits, dividends, combinations, reclassifications, reorganizations and similar events) (the "Liquidation Preference") plus an amount equal to any accrued but unpaid dividends on such share of Series B Preferred Stock and other amounts, if any, payable thereon. If, upon such liquidation, dissolution or winding-up, the assets of the Corporation distributable as aforesaid among the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment to such holders of said amount, the entire assets shall be distributed ratably among the holders of Series A Preferred Stock and Series B Preferred Stock in proportion to their respective interests. Thereafter, the assets shall be distributed ratably among the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, all in proportion to the number of shares of Common Stock owned by each such holder and, in the case of the Series A Preferred Stock and the Series B Preferred Stock, to which such holder would then be entitled upon conversion of such stock owned by such holder.

     Section 4. Voting Rights. Except as otherwise required by law and as set forth in Section 5 below, the holders of the Series B Preferred Stock shall not have the right to vote on any matter submitted to a vote of the stockholders of the Corporation. With respect to all matters as to which, under law, the holders of the Series B Preferred Stock are entitled to vote, the affirmative vote of the holders of at least 66-2/3% of the shares of Series B Preferred Stock voting as a separate series shall be required to approve any such matter.

     Section 5. Restrictions on Corporate Action. (a) In addition to any rights provided by law, so long as any shares of Series B Preferred Stock remain outstanding, the consent of the holders of at least 66-2/3% of the shares of the Series B Preferred Stock outstanding at the time shall be necessary to permit, effect or validate any one or more of the following:

            (i) the creation, authorization or issuance of any shares of any class of Prior Stock or Parity Stock (excluding the Baxter Exchange Securities), including the issuance of any indebtedness, stock or other Security convertible into any class or series of Prior Stock or Parity Stock, or increase in the number of authorized shares of Series A Preferred Stock or Series B Preferred Stock; or

            (ii) the increase of the authorized number of shares of any class or series of shares of Prior Stock or Parity Stock of the Corporation, including the increase in aggregate principal amount or authorized number of shares of any indebtedness, stock or other Security convertible into any class or series of Prior Stock or Parity Stock; or

            (iii) the declaration or payment of any dividend or the making of any other distribution on any shares of Prior Stock, Parity Stock or Junior Stock (other than (A) dividends payable solely in the same class or series of Prior Stock, Parity Stock or Junior Stock, as the case may be, to the holders thereof and (B) subject to compliance with Section 2 hereof, the payment of regular dividends on the Series A Preferred Stock); or

            (iv) the purchase, redemption or other acquisition for consideration of any shares of Prior Stock, Parity Stock or Junior Stock other than the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or pursuant to agreements existing on November 24, 1999 under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment, so long as the total amount applied to all permitted repurchases of shares of Common Stock pursuant to this clause (iv) shall not exceed $2,000,000 during any twelve-month period; or

            (v) the execution and delivery of any contract, indenture, agreement, instrument, note, debenture, bond or other Security which by its terms expressly would restrict or limit the ability of the Corporation to make the dividend payments to the holders of the Series B Preferred Stock in the amount set forth in Section 2; or

            (vi) the amendment, alteration or repeal, of any of the provisions of this Certificate of Designation, if such amendment, alteration or repeal would adversely affect any privilege, preference, right or power of the Series B Preferred Stock or the holders thereof; or

            (vii) the amendment or change of its certificate of incorporation or by-laws (each as currently amended and/or restated) if such amendment or change would adversely affect any privilege, preference, right or power of the Series B Preferred Stock or the holders thereof; or

            (viii) the merger, consolidation or amalgamation of the Corporation with or into any other Person or the sale of all or substantially all of the assets of the Corporation, if (A) such transaction constitutes a Significant Transaction requiring the consent of such holders of Series B Preferred Stock pursuant to Section 4.13 of the Securities Agreement or (B) such transaction would by its terms adversely affect any privilege, preference, right or power of the Series B Preferred Stock.

     (b) In addition to any rights provided by law, so long as any shares of Series B Preferred Stock remain outstanding, the consent of the holders of at least 75% of the shares of the Series B Preferred Stock outstanding at the time shall be necessary to permit, effect or consummate any Approved Significant Transaction pursuant to Section 4.13 of the Securities Agreement.

     (c) The Corporation shall not issue any shares of Series B Preferred Stock other than pursuant to the Securities Agreement and the Side Letter Agreement.

     Section 6. Conversion. (a) (i) Optional Conversion. Each share of the Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference of such share by the Conversion Price then in effect. The Conversion Price at which shares of Common Stock shall be delivered upon conversion of each share of Series B Preferred Stock without the payment of any additional consideration by the holder thereof shall initially be $2.75 per share (the "Conversion Price"). Such initial Conversion Price shall be subject to adjustment as set forth in subparagraph (c) of this Section 6.

            (ii) Automatic Conversion. (A) On November 24, 2006 (the "Automatic Conversion Date") all (but not less than all) of the shares of Series B Preferred Stock shall be converted into shares of Common Stock of the Corporation. Each holder of Series B Preferred Stock so converted will be entitled to receive such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference of such share by the Conversion Price then in effect.

                  (B) On the Automatic Conversion Date, the outstanding shares of the Series B Preferred Stock to be converted shall be converted without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, (1) that such conversion will not violate any legal requirements (such as compliance with the Hart-Scott-Rodino Antitrust Improvement Act of
          1976) and (2) that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Preferred Stock being converted are delivered to either the Corporation or any transfer agent, as hereinafter provided, or the holder notifies the Corporation or any transfer agent, as hereinafter provided, that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of the Series B Preferred Stock, the holders of such Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common

          Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered were convertible on the Automatic Conversion Date.

     (b) Mechanics of Conversion; Fractional Shares. (i) The shares of Common Stock issued to the holders of Series B Preferred Stock pursuant to this Section 6 will be shares of the Corporation's voting Common Stock. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to subparagraph (a)(i) of this Section 6, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering the Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

          (ii) No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors). In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          (iii) All shares of Series B Preferred Stock which have been converted, either optionally or automatically, shall be deemed extinguished and no shares of Series B Preferred Stock shall be issued or issuable in replacement thereof.

     (c) Conversion Price Adjustments of Series B Preferred Stock. The Conversion Price shall be subject to adjustment from time to time as follows:

            (i) Stock Dividends, Subdivisions and Combinations. In case after the original date on which the Series B Preferred Stock is issued the Corporation shall:

                  (A) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

                  (B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

          then the Conversion Price shall be adjusted to that rate determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction (1) the numerator of which shall be the total number of outstanding shares of Common Stock of the Corporation immediately prior to such event, and (2) the denominator of which shall be the total number of outstanding shares of Common Stock of the Corporation immediately after such event. In the event that the dividend or distribution referenced in subparagraph (c)(i)(A) above is lawfully abandoned, the Conversion Price shall be appropriately readjusted.

            (ii) Issuance of Additional Shares of Common Stock at Less Than Conversion Price. In case after the original date on which the Series B Preferred Stock is issued the Corporation shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration per share which is less than the Conversion Price per share, then the per share Conversion Price upon each such issuance shall be adjusted to that price determined by multiplying the per share Conversion Price in effect immediately prior to such event by a fraction:

                       (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of full shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the per share Conversion Price, and

                       (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

     The provisions of this subparagraph (c)(ii) shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend or subdivision, for which an adjustment is provided for under subparagraph (c)(i) above. No adjustment of the per share Conversion Price shall be made under this subparagraph (c)(ii) upon the issuance of any Additional Shares of Common Stock that are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to subparagraph (c)(iii) below.

          (iii) Issuance of Warrants, Other Rights or Convertible Securities. In case the Corporation shall issue any options, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or issue Convertible Securities (other than Series A Preferred Stock issued as a dividend on the Series A Preferred Stock in accordance with Section 2) and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such options, warrants or other rights or pursuant to the terms of such Convertible Securities shall be less than the Conversion Price, then the per share Conversion Price shall be adjusted as provided in subparagraph (c)(ii) above.

          For purposes of adjustments in the Conversion Price pursuant to this subparagraph (c)(iii), the number of shares of Common Stock outstanding shall be deemed to include the maximum number of Additional Shares of Common Stock issuable pursuant to all outstanding options, warrants or other rights or necessary to effect the conversion or exchange of all such outstanding Convertible Securities of the Corporation. All such options, warrants, other rights or Convertible Securities shall be deemed to have been issued as of, and the date as of which the Conversion Price per share of Common Stock shall be computed shall be, the earlier of (A) the date on which the Corporation shall enter a firm contract or commitment for the issuance of such options, warrants, other rights or Convertible Securities or (B) the date of actual issuance of such options, warrants, other rights or Convertible Securities.

          No adjustment of the per share Conversion Price shall be made under this subparagraph (c)(iii) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any options, warrants or other subscription or purchase rights therefor if any such adjustment shall previously have been made upon the issuance of such options, warrants or other rights pursuant to said paragraph.

          (iv) Other Provisions Applicable to Adjustments Under This Subparagraph. The following provisions shall be applicable to the making of adjustments to the Conversion Price hereinbefore provided in this subparagraph (c):

                 (A) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any options, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of the cash received by the Corporation therefor, or, if such Additional Shares of Common Stock or Convertible Securities or options, warrants or other rights are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities or options, warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting thereof, or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation. The consideration for any Additional Shares of Common Stock issuable pursuant to any options, warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such options, warrants or other rights, plus the additional consideration payable to the Corporation upon the exercise of such options, warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Corporation for issuing any options, warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of equity securities other than Common stock, the Corporation shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                 (B) Readjustment of Conversion Price. Upon expiration of the right of exercise, conversion or exchange of any Convertible Securities, or upon the expiration of any rights, options or warrants, or upon the termination of any firm contract or commitment for the issuance of such rights, options, warrants or Convertible Securities, or upon any increase in the minimum consideration receivable by the Corporation for the issuance of Additional Shares of Common Stock pursuant to such Convertible Securities, rights, options or warrants, if any such Convertible Securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible

          Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the Conversion Price shall forthwith be readjusted and thereafter be the rate which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 6 after the issuance of such Convertible Securities, rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance or sale of such Convertible Securities or the issuance of such rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, or upon the basis of such increased minimum consideration, as the case may be, and thereupon only the number of Additional Shares of Common Stock actually so issued plus the number thereof then issuable upon the basis of such increased minimum consideration shall be deemed to have been issued and only the consideration actually received plus such increased minimum consideration receivable by the Corporation (computed as in subparagraph (c)(iv)(A) of this Section 6) shall be deemed to have been received by the Corporation.

                 (C) No Rounding of Conversion Price. Any determination of the Conversion Price hereunder shall be expressed in United States Dollars, cents and portions of cents and shall not be subject to rounding.

          (v) Common Equivalent Dividends. In case the Corporation shall declare, to the extent otherwise permitted herein, a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in subparagraph (c)(i) of this Section 6) or a dividend payable in warrants, rights or Convertible Securities referred to in subparagraph
     (c)(iii) of this Section 6 payable otherwise than out of earnings or surplus (other than revaluation surplus or paid-in surplus), the Corporation shall simultaneously declare a dividend, in cash, upon the Series B Preferred Stock equal to, in the case of a cash dividend, the amount of the per share dividend declared upon the Common Stock times the number of shares of Common Stock to be received by the holders of the Series B Preferred Stock upon conversion at the Conversion Price then in effect and, in the case of a dividend payable other than in cash, the fair value of such dividend declared upon the Common Stock as determined by the Board of Directors of the Corporation. For the purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earnings or surplus (other than revaluation surplus or paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Corporation.

          (vi) Additional Adjustments, etc. If any other transaction or event shall occur (excluding any transaction or event explicitly referred to in this Section 6, but including, without limitation, any issuance repurchase, redemption, or other distribution in respect of any shares or capital stock or other securities of the Corporation or of any other person) as to which the other provisions of this Section 6 are not strictly applicable but the failure to make any adjustment to the Conversion Price of the Series B Preferred Stock would not fairly protect the conversion rights and other rights of any share of the Series B

     Preferred Stock, then, and as a condition to the consummation of any such transaction or event, and in each such case, the Board of Directors shall promptly determine the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 6, which is necessary to preserve, without dilution, the conversion rights of each share of the Series B Preferred Stock and, promptly following such determination, the Corporation shall furnish to each holder of the Series B Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The adjustment set forth in such certificate shall be binding upon the Corporation and the holders of the Series B Preferred Stock unless, within 30 days following receipt of such certificate, the holders of 20% or more of the outstanding shares of Series B Preferred Stock shall notify the Corporation of their disagreement with such adjustment, in which event such adjustment shall be determined at the expense of the Corporation by its independent auditors (so long as such auditors' accounting firm ranks among the five largest national accounting firms) or by an independent investment banking firm or other professional of recognized national standing selected by the Corporation and, in all such cases (including the Corporation's selection of its auditors), reasonably satisfactory to the holders of 66-2/3% or more of the outstanding shares of Series B Preferred Stock, which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 6, which is necessary to preserve, without dilution, the conversion rights of each share of Series B Preferred Stock. The opinion of any such auditor, banking firm or other professional shall be conclusive evidence of the correctness of any computation made under this Section 6. The Corporation shall pay all fees and expenses in connection with any such opinion. Upon receipt of such opinion, the Corporation will promptly deliver a copy thereof to each holder of any share of Series B Preferred Stock and the Corporation shall (subject to obtaining necessary director and stockholder actions), take all actions necessary or appropriate under the laws of the State of Delaware and the Certificate of Incorporation consistent with such opinion to effect the intent and principles hereof.

          (vii) Minimum Adjustment. Except as hereinafter provided, no adjustment of the Conversion Price hereunder shall be made if such adjustment results in a change of the Conversion Price then in effect of less than two cents ($0.02). Any adjustment of less than two cents ($0.02) of any Conversion Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, together with adjustment or adjustments so carried forward, amounts to two cents ($0.02) of the Conversion Price then in effect or more. However, upon the conversion of any share of the Series B Preferred Stock, the Corporation shall make all necessary adjustments not theretofore made to the Conversion Price up to and including the date upon which the conversion is exercised.

          (viii) Notice of Adjustments. Whenever the Conversion Price shall be adjusted pursuant to this subparagraph (c), the Corporation at its expense shall promptly prepare a certificate signed by the Chief Financial Officer or the Chief Operating Officer and by the Treasurer or an Assistant Treasurer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the adjusted Conversion Price, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Corporation made any determination hereunder), and shall promptly cause copies of such certificate to be mailed (by first class mail postage prepaid) to each of the holders of the Series B Preferred Stock. The adjustments set forth in such certificate shall be binding upon the Corporation and the holders of the Series B Preferred Stock unless, within 30 days following receipt of such Certificate, the holders of 20% or more of the outstanding shares of Series B Preferred Stock shall notify the Corporation of their disagreement with such adjustments, in which event, such adjustments shall be determined at the expense of the Corporation by its independent auditors (so long as such auditors' accounting firm ranks among the five largest national accounting firms) or by an independent investment banking firm or other professional of recognized national standing selected by the Corporation and, in all such cases (including the Corporation's selection of its auditors), reasonably satisfactory to the holders of 66-2/3% or more of the outstanding shares of Series B Preferred Stock, such determination to be set forth in a separate report from such auditor, banking firm or other professional delivered promptly to the Corporation and the holders of the Series B Preferred Stock following the such determination. The Corporation shall, upon the written request made at any time by any holder of Series B Preferred Stock, furnish to such holder a certificate setting forth (A) all adjustments that shall have been made with respect to the Series B Preferred Stock pursuant to this Section 6, (B) the Conversion Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the then outstanding shares of Series B Preferred Stock.

          (ix) Special Limitation on Adjustments to Conversion Price. No adjustment to the Conversion Price required by this Section 6 shall be made to a Conversion Price below the greater of the book value or the market value of the Common Stock on the date the Series B Preferred Stock was originally issued (the "Issue Date Price") unless stockholder approval is obtained in accordance with The Nasdaq Marketplace Rules, provided that such stockholder approval shall only be so required if The Nasdaq Market Marketplace Rules require such stockholder approval at the time such adjustment is required hereunder. If such stockholder approval is required by The Nasdaq Market Marketplace Rules, the Corporation shall take all actions which are necessary or appropriate to seek to obtain such stockholder approval. If such approval is not obtained, an adjustment to the Conversion Price shall be made to a Conversion Price which equals the Issue Date Price.

     (d) Mergers, Consolidations, Sales, Reorganization or Reclassification. In the case of any consolidation or merger of the Corporation with another entity (regardless of whether the Corporation is the surviving entity), or the sale of all or substantially all of its assets to another entity, or any reorganization, recapitalization or reclassification of the Common Stock or other equity securities of the Corporation (except a split-up or combination, provision for which is made in subparagraph (c)(i) of this Section 6), then, as a condition of such consolidation, merger, sale, reorganization, recapitalization or reclassification, lawful and adequate provision shall be made whereby the holders of the Series B Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization, recapitalization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable hereunder had such consolidation, merger, sale, reorganization, recapitalization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of such Series B Preferred Stock.

     (e) Dissolution or Liquidation. In the event of any proposed distribution of the assets of the Corporation in dissolution or liquidation (except under circumstances when the foregoing subparagraph (d) of this Section 6 shall be applicable) the Corporation shall mail notice thereof to the holders of the Series B Preferred Stock and shall make no distribution to stockholders until the expiration of 30 days from the date of mailing of the aforesaid notice, and in any such case, the holders of the Series B Preferred Stock may exercise the conversion rights with respect to the Series B Preferred Stock within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

     (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

     (g) Fully Paid Stock; Taxes. The shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Corporation shall pay when due and payable any and all federal and state taxes (other than taxes in respect of income) which may be payable in respect of the Series B Preferred Stock or any Common Stock or certificates therefor upon the exercise of the conversion rights herein provided for pursuant to the provisions hereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holder of the Series B Preferred Stock converted, and any such tax shall be paid by such holder at the time of presentation.

     (h) Closing of Transfer Books. The right to convert any of the Series B Preferred Stock shall not be suspended during any period while the stock transfer books of the Corporation for its Common Stock may be closed. The Corporation shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Corporation may postpone the delivery of the certificate for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

     (i) Reservation of Common Stock. The Corporation will at all times reserve and keep available such number of authorized shares of its Common Stock solely for the purpose of issue upon the conversion of the Series B Preferred Stock as herein provided for, as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock and such shares of Common Stock shall at no time have a par value which is in excess of the Conversion Price then in effect.

     Section 7. Definitions. In addition to the terms defined elsewhere in this Designation of Series B Cumulative Convertible Preferred Stock, the following terms have the following respective meanings:

          The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation on and after the original date on which the Series B Preferred Stock was issued, except:

               (A) Common Stock issued upon conversion of the Series B Preferred Stock at the Conversion Price and Common Stock issued upon exercise of the Corporation's Class A Warrants or Class B Warrants;

               (B) Common Stock issued to officers, directors, employees and members of the Scientific Advisory Board of the Corporation and Common Stock issued pursuant to employee stock option or stock purchase plans approved by the Board of Directors, provided that the aggregate number of shares of Common Stock issued and/or issuable to such persons and pursuant to all such plans and agreements shall not in the aggregate at any time exceed 9,000,000 shares (as such number of shares shall be appropriately adjusted by the Board of Directors for stock splits, dividends, combinations and other similar events), it being understood that the shares of Common Stock excluded pursuant to this clause (B) are in addition to shares excluded pursuant to clause (D);

               (C) Common Stock issued in connection with a corporate collaboration, development agreement, or commercial relationship which is not primarily for the purpose of obtaining financing, approved by the Board of Directors and for consideration equal to or greater than the fair market value of such shares of Common Stock at the time of issue;

               (D) Up to 16,560,176 shares of Common Stock issued upon conversion or exercise of convertible securities, options and warrants outstanding on November 24, 1999 (as such number of shares shall be appropriately adjusted by the Board of Directors for stock splits, dividends, combinations and other similar events);

               (E) Common Stock issued upon conversion of the Series A Preferred Stock;

               (F) Common Stock valued at up to $10,000,000 issued as consideration in connection with a single acquisition transaction to be made by the Corporation on or before December 31, 2000 involving a medical therapeutics company consistent with the Corporation's business plan;

               (G) Up to 250,000 shares of Common Stock issued substantially concurrently with the initial issuance of the Series B Preferred Stock to holders of the Corporation's warrants existing at such time and resulting from the operation of dilution protection provisions in such warrants arising principally from the issuance of the Class A Warrants; and

               (H) Common Stock issued with the affirmative vote or written consent of the holders of at least 66-2/3% of the outstanding shares of Series B Preferred Stock.

          The term "Baxter Exchange Securities" shall mean securities of any class or classes which are convertible into shares of Common Stock and for which the Corporation exchanges any shares of Series B Preferred Stock pursuant to the Side Letter Agreement.

          The term "Class A Warrants" shall mean the Class A Warrants to purchase Common Stock of the Company issued concurrently with the initial issuance of the Series B Preferred Stock.

          The term "Class B Warrants" shall mean the Class B Warrants to purchase Common Stock of the Company issued concurrently with the initial issuance of the Series B Preferred Stock.

          The term "Common Stock" shall mean (i) the Corporation's Common Stock, $0.001 par value, authorized on the date of issuance of the Series B Preferred Stock and (ii) any other class of capital stock of the Corporation hereafter authorized the right of which to share in distributions either of earnings or assets of the Corporation is without limit as to any amount or percentage as and to the extent no amounts payable on or in respect of such Common Stock and no rights arising in connection therewith have preference over any other Common Stock upon dissolution, liquidation or winding up of the Corporation; provided that the shares to be received by the holders of the Series B Preferred Stock upon conversion shall be the Common Stock authorized on the date of issuance of the Series B Preferred Stock.

          The term "Conversion Price" shall have the meaning set forth in
     Section 6(a)(i) hereof.

          The term "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event, including, without limitation, the Baxter Exchange Securities.

          The term "Junior Stock" shall mean all Common Stock and all other shares of stock of any other class of the Corporation, whether or not presently authorized, ranking as to both payment of dividends and distribution of assets upon liquidation, dissolution or winding-up junior to the Series B Preferred Stock, and junior to the Series B Preferred Stock.

          The term "Parity Stock" shall mean all Series A Preferred Stock and all other capital stock of the Corporation, whether or not presently authorized, ranking, as to distribution of assets upon liquidation, dissolution or winding-up, on a parity with the Series B Preferred Stock; provided that in no event shall any such Parity Stock be issued under and pursuant to the Certificate of Incorporation, except in compliance with the provisions of Section 5.

          The term "Preferred Stock" shall have the meaning set forth in Article Fourth of the Certificate of Incorporation of the Corporation.

          The term "Prior Stock" shall mean all stock ranking, either as to payment of dividends, liquidation, redemption, sinking fund or distribution of assets upon liquidation, dissolution or winding-up, prior to the Series B Preferred Stock; provided that in no event shall any such Prior Stock be issued under and pursuant to the Certificate of Incorporation, except in compliance with the provisions of Section 5.

          The term "Securities Agreement" shall mean the Securities Agreement dated as of November 24, 1999 between the Corporation and the original institutional investors named therein and pursuant to which the Series B Preferred Stock was originally issued and sold.

          The term "Side Letter Agreement" shall mean the Side Letter Agreement dated as of November 24, 1999 between the Corporation and Baxter International Inc. relating to the Series B Preferred Stock.

     This resolution shall be known and may be referred to as "A Resolution of the Board of Directors of Nexell Therapeutics Inc. Designating Series B Cumulative Convertible Preferred Stock and Fixing Preferences and Rights Thereof."

     Resolved, Further, that following the consent of the holder of the Corporation's Series A Preferred Stock to the creation and issuance of the Series B Preferred Stock the appropriate officers of the Corporation are hereby authorized and directed to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware, as amended."

          Third: The number of shares of Series B Preferred Stock that may be issued by the Corporation pursuant to said resolution is 80,000.

     In Witness Whereof, this Certificate has been made under the seal of said Nexell Therapeutics Inc., and has been signed by the undersigned said L. William McIntosh, President and said William A. Albright, CFO & Treasurer, this 24th day of November, 1999.

Nexell Therapeutics Inc.


/s/
-------------------------------------------

(Corporate Seal)

_______________________________
     _________________

                          CERTIFICATE OF AMENDMENT OF
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,
                    AS AMENDED, OF NEXELL THERAPEUTICS INC.


          Nexell Therapeutics Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST: The name of the Corporation is Nexell Therapeutics Inc. and the name under which the Corporation originally was incorporated was Cellular Immunology Corporation.

          SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1986 under the name Cellular Immunology Corporation, and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 11, 1990 under the name Vimrx Pharmaceuticals Inc.

          THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions at a meeting held on March 16, 2000 to amend the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation to read in its entirety as follows:

                  "FOURTH

                       A. The authorized capital stock of the Corporation shall consist of eighty-one million, one hundred fifty thousand (81,150,000) shares, consisting of eighty million (80,000,000) shares of Common Stock, each having a par value of $.001 (the "Common Stock"), and one million, one hundred fifty thousand (1,150,000) shares of Preferred Stock, each having a par value of $.001 (the "Preferred Stock"). Upon this Certificate of Amendment of Amended and Restated Certificate of Incorporation becoming effective (the "Effective Time"), each four (4) shares of the Corporation's Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be converted into one (1) share of Common Stock of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on the Nasdaq National Market as of the date immediately preceding the Effective Time. The Company may retain a third party to collect and pool fractional share interests, sell the same, and return payment to the holders of the interests."

          FOURTH: Pursuant to a resolution of the Board of Directors, this Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended, was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was 74,443,657 shares of Common Stock. A majority of the outstanding Common Stock voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation, as amended.

          FIFTH:   This Certificate of Amendment of Amended and Restated
Certificate of Incorporation shall become effective at 9:00 a.m. Eastern Daylight-Saving Time on June 15, 2000.

     IN WITNESS WHEREOF, Nexell Therapeutics Inc. has caused this Certificate of Amendment to be signed by its President this 14th day of June, 2000.

                                        NEXELL THERAPEUTICS INC.



                                        By:  /s/ L. William McIntosh
                                           ---------------------------------
                                             L. William McIntosh, President